EXHIBIT 10.2

ANTIGENICS INC.

RESTRICTED STOCK AWARD AGREEMENT

Antigenics Inc., a Delaware corporation, (the “Company”) hereby grants the shares of its common stock specified below (the “Shares”) pursuant to its 2009 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of grantee (the “Stockholder”):

Date:

Number of shares granted hereunder:

Number of Shares that are Vested Shares on the Vesting Start Date:	-0-

Number of Shares that are Unvested Shares on the Vesting Start Date:

Vesting Start Date:

Vesting Schedule: As indicated online on the Restricted Stock Award Plan Summary Page of your Fidelity Account

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

ANTIGENICS INC.

Signature of Stockholder	By:
Name of Officer:
Street Address	Title:

City/State/Zip Code

ANTIGENICS INC.

RESTRICTED STOCK AWARD AGREEMENT — INCORPORATED TERMS AND CONDITIONS

ANTIGENICS INC. (the “Company”) agrees to grant to Stockholder the shares of the Company’s common stock (“Common Stock”) on the following terms and conditions:

1. Grant Under Plan. This stock award is made pursuant to and is governed by the Company’s 2009 Equity Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. This stock award does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Board administers the Plan and its determinations regarding the operation of the Plan are final and binding.

2. Award of Stock. The Company hereby grants to Stockholder the Shares specified on the cover page of this agreement. The Company will promptly issue a certificate or certificates registered in the Stockholder’s name representing the Shares.

3. Vesting if Business Relationship Continues.

(a) Vesting Schedule. If the Stockholder has continuously maintained a Business Relationship with the Company through the vesting dates specified on the cover page hereof, Unvested Shares shall become Vested Shares (or shall “vest”) on such dates in an amount equal to the number of shares set in accordance with the vesting schedule specified on the cover page. “Unvested Shares” shall be subject to forfeiture provisions described in Section 6 unless and until they become “Vested Shares.” Unvested Shares are subject to the restrictions on transfer contained herein. Subject to Section 5, Vested Shares are freely transferable. If the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, for any reason or no reason, no Unvested Shares shall become Vested Shares thereafter under any circumstances with respect to the Stockholder. “Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company. The Board of Directors, in its discretion, may accelerate the vesting or all or a portion of the Unvested Shares.

(b) Certain Terminations of Business Relationship. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company. For purposes hereof, a termination of employment followed by another Business Relationship shall not be deemed a termination of the Business Relationship. This agreement shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Stockholder continuously remains an employee of the Company or any Subsidiary.

4. Restrictions on Transfer of Unvested Shares; Forfeiture to the Company. The Stockholder may not sell, assign, transfer, pledge, encumber or dispose of (“Transfer”) all or any of his or her Unvested Shares or any interest therein except to the Company pursuant to this Section 4.

Upon the termination of the Stockholder’s Business Relationship, the Stockholder shall forfeit to the Company, without any payment or other consideration, all Unvested Shares (the “Forfeited Shares”). The forfeiture of the Forfeited Shares shall take place automatically upon termination of the Stockholder’s Business Relationship. Upon termination of the Stockholder’s Business Relationship, the Company shall automatically become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name or cancel the number of Shares being forfeited to the Company.

Notwithstanding the foregoing, a Stockholder may transfer any or all Unvested Shares by court order, in which event each such transferee shall be bound by all of the provisions of this agreement to the same extent as if such transferee were the Stockholder.

5. Securities Laws Restrictions. The Company may defer the issuance of the Shares or prohibit the transfer thereof until they have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted or at any time a registration statement under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”) with respect to said Shares shall not be in effect. In addition, the Company may impose such other restrictions that counsel for the Company shall consider necessary to comply with any law applicable to the issuance of such shares by the Company. The certificates representing the Shares purchased may contain such legends and stop transfer restrictions as counsel for the Company shall deem necessary to comply with any applicable law. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

6. Certain Tax Matters. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Shares, the Stockholder hereby agrees that the Company may withhold from the Stockholder’s wages or other remuneration the appropriate amount of tax. Such withholding may also be effected by any other means that may be acceptable to the Company in its discretion, including by the delivery of previously acquired Common Stock or Shares acquired hereunder, or by the withholding of amounts from any payment hereunder. The Stockholder further agrees that, if the Company does not withhold an amount from the Stockholder’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Stockholder will make reimbursement on demand, in cash, for the amount underwithheld.

The Stockholder represents that he or she has received tax advice from his or her own personal tax advisor on the tax consequences of the receipt of the Shares. The Stockholder understands the tax consequences of filing (and not filing) a Section 83(b) election under the Internal Revenue Code of 1986, as amended (the “Code”). The filing of a Section 83(b) election is the Stockholder’s responsibility.

7. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

8. Provision of Documentation to Stockholder. By signing this agreement the Stockholder acknowledges receipt of a copy of this agreement and a copy of the Plan.

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Stockholder, to the address set forth on the cover page or to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Changes in Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, share exchange, liquidation, spin-off, split-up, or other similar change in capitalization or event, the securities received in respect of such event shall be “Shares” hereunder subject to this agreement and shall retain the same status as “Vested Shares” or “Unvested Shares” as the Shares in respect of which they were received.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(f) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.

(h) No Obligation to Continue Business Relationship. Neither the Plan, this agreement nor the grant of the Shares imposes any obligation on the Company to continue the Stockholder in employment or any other Business Relationship.